Exhibit 99.1

Triangle Petroleum Corporation Receives
Delisting Notice From NYSE MKT

Denver, Colorado, March 27, 2017 – Triangle Petroleum Corporation (“Triangle” or the “Company”) announced today that the Company received a  notice from the NYSE MKT LLC (the “NYSE MKT”) that the NYSE MKT has determined to commence proceedings to delist the common stock of the Company -- ticker symbol TPLM -- from the NYSE MKT. Trading in the Company’s common stock was suspended at the market opening on March 27, 2017.

The NYSE MKT has indicated that it will begin delisting proceedings pursuant to Section 1002(c) of the NYSE MKT Company Guide following the Company’s disclosure on March 24, 2017 of the effectiveness of the Chapter 11 plan of reorganization for Triangle USA Petroleum Corporation, the Company’s former wholly-owned subsidiary.

The Company has a right to a review of the NYSE MKT’s  delisting determination; however, the Company does not intend to appeal the determination. Therefore, it is expected that the NYSE MKT will apply to the Securities and Exchange Commission to delist the Company’s common stock upon completion of all applicable procedures and that the common stock will be delisted from the NYSE MKT upon the completion of such procedures.

As a result of the delisting notice, the Company’s common stock is expected to begin trading on the OTC Pink marketplace. The Company can provide no assurance that its common stock will continue to trade on this marketplace, whether broker-dealers will continue to agree to provide public quotes of the Company’s common stock on this marketplace, or whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market.

About Triangle

Triangle is an independent energy company with a strategic focus in the Williston Basin. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Triangle expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the consequences of the delisting of the Company’s common stock from the NYSE MKT and other risks discussed in Triangle's Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and Triangle undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.